                                                    EXHIBIT 1. A. (6)(a)



                                                              NO. D-30612
                       THE COMMONWEALTH OF MASSACHUSETTS

                      DEPARTMENT OF BANKING AND INSURANCE

                             Division of Insurance

CERTIFICATE OF AUTHORITY                            DATE: March 5, 1979
------------------------



THIS IS TO CERTIFY THAT THE

    JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

    BOSTON                               MASSACHUSETTS

is duly organized under the laws of this Commonwealth, has fully complied with the requirements of said laws applicable to it and that it is authorized to issue policies and transact the kinds of business authorized under the Sections of Chapter 175 of the General Laws of Massachusetts and amendments thereto described by the following designations: (See Reverse Side for Legend)

   6B  16A

This Certificate shall remain in effect for an indefinite term unless said authority is amended or revoked in accordance with Law.


                  SEAL

                                 IN WITNESS WHEREOF, I have
                                 hereunto set my hand and
                                 affixed the official seal of
                                 this Division, at the City
                                 of Boston, the date appearing
                                 above.



                                 MICHAEL J. SABBAGH
                                 ------------------
                                 Michael J. Sabbagh
                                 Commissioner of Insurance
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                       THE COMMONWEALTH OF MASSACHUSETTS

                             DIVISION OF INSURANCE

                       100 Cambridge Street, Boston 02202

     MICHAEL J. SABBAGH
COMMISSIONER OF INSURANCE

                                            F 2975

 TO WHOM IT MAY CONCERN:

        I, Michael J. Sabbagh, Commissioner of Insurance for the Commonwealth of Massachusetts, hereby certify that the

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  of Boston, in the Commonwealth of Massachusetts, having no liabilities, except reasonable organization expenses and having complied with the requirements of the Laws of this Commonwealth relating to insurance companies, adopted a proper system of accounting, employed a competent accountant, a competent claim manager, a competent and experienced underwriter, and a competent and experienced actuary, and that its officers and directors are of good repute and competent to manage said company, is fully authorized to insure upon the stock plan the business of health and life insurance now or hereafter described or permitted by Clauses Sixth and Sixteenth of Section Forty-Seven, Chapter One Hundred and Seventy-Five of the General Laws of the Commonwealth of Massachusetts and the acts in amendment thereof and in addition thereto.

        IN WITNESS WHEREOF, I have here-unto set my hand and affixed the official seal of this Division at the City of Boston, this Fifth Day of March, A.D. 1979.


                                  MICHAEL J. SABBAGH
                                  ------------------
                                  Michael J. Sabbagh
                                  Commissioner of Insurance
         SEAL